Exhibit 10.37b
ASSIGNMENT AND ASSUMPTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of June 9, 2020 by and between Periphas Capital GP, LLC, a Delaware limited liability company (the “Assignor”), and Periphas Kanga Holdings, LP, a Delaware limited partnership (the “Assignee”).
WHEREAS, the Assignor is a party to that certain Investment Agreement, dated as of May 26, 2020, by and between KAR Auction Services, Inc., a Delaware corporation (“KAR”), and the Assignor (the “Investment Agreement”);
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement;
WHEREAS, pursuant to and subject to the terms and conditions of Section 2.01 of the Investment Agreement, the Assignor (i) has the right to, or to cause its designee to, purchase and acquire from the Company, an aggregate of 20,000 shares of Series A Preferred Stock (the “Initial Purchase Right”) and (ii) has the option to, or to cause its designee to, purchase and acquire from the Company, an aggregate of up to such number of shares of Series A Preferred Stock specified in the Exercise Notice, but not more than 30,000 shares of Series A Preferred Stock (the “Supplemental Purchase Right,” and together with Initial Purchase Right, the “Assigned Rights”);
WHEREAS, pursuant to and subject to the conditions of Section 8.03 of the Investment Agreement, Assignor may assign its rights, interests and obligations under the Investment Agreement, in whole or in part, (including, without limitation, solely the right to purchase the Initial Acquired Shares at the Initial Closing or the Supplemental Acquired Shares at the Second Closing, as applicable, in accordance with Section 2.02 of the Investment Agreement), to one or more Permitted Transferees;
WHEREAS, the Assignee is a Permitted Transferee; and
WHEREAS, the Assignor now desires to transfer and assign to the Assignee the Assigned Rights, and the Assignee now desires to accept such transfer and assignment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto hereby covenant and agree as follows:
1.Assignment and Assumption. The Assignor hereby transfers and assigns to the Assignee the Assigned Rights and the Assignee hereby accepts the transfer and assignment of the Assigned Rights and the obligations related thereto. The Assignee agrees to be bound by the provisions of the Investment Agreement, including the rights and interests of the Assigned Rights and the obligations related thereto (provided, that such transfer and assignment of the Assigned Rights and assumption of the obligations related thereto do not relieve the Assignor of its obligations under the Investment Agreement prior to the Initial Closing or the Second Closing).

2.Entire Agreement. This agreement represents the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior understandings, oral or written, between the Assignor and the Assignee.
3.Further Assurances. Each of the parties hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this agreement.
4.Amendments. This agreement may not be amended, modified, altered or supplemented, other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto.
5.Governing Law and Jurisdiction. Section 8.06 of the Investment Agreement shall also apply to this Agreement, mutatis mutandis, and all rights and obligations arising hereunder.
6.WAIVER OF JURY TRIAL. Section 8.08 of the Investment Agreement shall also apply to this Agreement, mutatis mutandis, and all rights and obligations arising hereunder.
7.No Third Party Beneficiaries. Section 8.05(b) of the Investment Agreement shall also apply to this Agreement, mutatis mutandis, and all rights and obligations arising hereunder. Notwithstanding anything to the contrary herein, the Company shall be a third party beneficiary of this Agreement.
8.Specific Enforcement. Section 8.07 of the Investment Agreement shall also apply to this Agreement, mutatis mutandis, and all rights and obligations arising hereunder.
9.Miscellaneous. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall be one and the same document.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

ASSIGNOR:

PERIPHAS CAPITAL GP, LLC

By:	SKM, LLC
its managing member

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: Investment Manager

ASSIGNEE:

PERIPHAS KANGA HOLDINGS, LP

By:	PERIPHAS KANGA HOLDINGS GP, LLC
its general partner

By:	SKM, LLC
its managing member

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: Investment Manager

[Signature Page to Assignment and Assumption Agreement]